Third Quarter 2017 Investor Update

GRIFFIN CAPITAL
ESSENTIAL ASSET REIT

Third Quarter 2017
Highlights and Accomplishments

- As of September 30, 2017, our portfolio consists of 74[1] properties (91 buildings) and comprises approximately 18.8[1] million square feet. The total capitalization[2] of our portfolio is approximately $3.4 billion[1].

- Approximately 65.8%[1] of our portfolio's net rental revenue is generated by investment grade rated[3] companies that either lease the properties directly, have their leases guaranteed by an investment grade rated company, or have a parent company that carries an investment grade rating.

- The weighted average remaining lease term is approximately 6.9 years[1] with average annual rental increases of approximately 2.1%.[4]

- Total revenue was $85.1 million for the quarter ended September 30, 2017, compared to $86.7 million for the quarter ended September 30, 2016. The change in total revenue was due to lower occupancy.

- Net income attributable to common stockholders was $9.0 million or $0.05 per basic and diluted share for the quarter ended September 30, 2017, compared to $6.8 million or $0.04 per basic and diluted share for the quarter ended September 30, 2016.

- Modified funds from operations, or MFFO, as defined by the Investment Program Association (IPA), was approximately $39.3 million for the quarter, compared to approximately $39.8 million for the same period in 2016.

- We executed new and renewal leases totaling 344,467 square feet, including an 8-year lease renewal with AT&T Services, Inc. for 155,830 square feet across three buildings and a 10-year lease renewal and expansion with T-Mobile West LLC for 158,135 total square feet.



at&t

AT&T | Redmond, WA

(1) Excludes the property information related to interests held in certain joint ventures.

(2) Total capitalization includes the outstanding debt balance plus total equity raised and issued, including operating partnership units, net of redemptions.

(3) Investment grade descriptions are those of either tenants and/or guarantors with investment grade credit ratings or whose non-guarantor parent companies have investment grade credit ratings or Bloomberg equivalent ratings. Of the 65.8% net rent, 62.2% is from Nationally Recognized Statistical Rating Organization (NRSRO) credit ratings, with the remaining 3.6% being from non-NRSROs, but having a rating that is equivalent to a NRSRO investment grade rating. Bloomberg's default risk rating is one example of a non-NRSRO rating.

(4) Weighted average rental increase is based on the full lease term, which is from the original commencement date. This term may differ from the remaining term of the lease at acquisition.

Acquisitions and Property Map (as of September 30, 2017)



35 32
13 1
46 11
49
69
41 20
45 17 16
40
2 39 62
3 12 50
4
37
59
70 27 28
71 65
14 57
55 60
30
58 43
9 59
38 64 60
18
5
51
44 33
73
29
26 66
23 10 25
56 54 24
52
7
8 42
31 19
63
68
34 74
47 15
53
6
22 67
21
36
72
48
61

1 **AT&T Wireless** *Redmond, Washington*	2 **Quad/Graphics** *Loveland, Colorado*	3 **Travelers Indemnity Company** *Greenwood Village, Colorado*
7 **Westinghouse Electric Company** *Cranberry, Pennsylvania*	8 **TransDigm Group** *Whippany, New Jersey*	9 **Zeller Plastik USA** *Libertyville, Illinois*
13 **Rivertech Corporate Center** *Renton, Washington*	14 **Schlumberger Technology Corporation** *Houston, Texas*	15 **United Technologies Corporation** *Charlotte, North Carolina*
19 **Verizon Wireless** *Warren, New Jersey*	20 **Fox Head, Inc.** *Irvine, California*	21 **Coca-Cola European Partners US, LLC** *Atlanta, Georgia*
25 **JP Morgan Chase** *Columbus, Ohio*	26 **IBM** *Dublin, Ohio*	27 **Aetna Life Insurance Company** *Arlington, Texas*
31 **J.G. Wentworth** *Wayne, Pennsylvania*	32 **Comcast Corporation** *Lynnwood, Washington*	33 **United HealthCare Services** *St. Louis, Missouri*
37 **Farmers Insurance Exchange** *Olathe, Kansas*	38 **Caterpillar, Inc.** *Joliet, Illinois*	39 **DigitalGlobe, Inc.** *Westminster, Colorado*
43 **Ace Hardware Corporation** *Oak Brook, Illinois*	44 **Equifax Workforce Solutions** *Maryland Heights, Missouri*	45 **American Express Service Center** *Phoenix, Arizona*
49 **Restoration Hardware** *Patterson, California*	50 **Level 3 Communications** *Lone Tree, Colorado*	51 **TALX/EQUIFAX** *Earth City, Missouri*
55 **Wood Group USA** *Houston, Texas*	56 **Bridgestone/Firestone** *Bloomingdale, Illinois*	57 **Cameron Solutions** *Houston, Texas*
61 **Humana** *Miramar, Florida*	62 **Jackson National Life Insurance Company** *Denver, Colorado*	63 **Leidos Holdings, Inc.** *Columbia, Maryland*
67 **State Farm Mutual Auto. Insurance Co** *Atlanta, Georgia*	68 **Charter Communications, Inc.** *Herndon, Virginia*	69 **DreamWorks** *Glendale, California*
73 **ABB** *Jefferson City, Missouri*	74 **HealthSpring** *Nashville, Tennessee*	

Third Quarter 2017



Comcast Corporation | Seattle, WA



T-Mobile West Corporation| Frisco, TX



United Healthcare Services | St. Louis, MO

4 **Hopkins Manufacturing Corporation** *Emporia, Kansas*	5 **Chicago Bridge & Iron** *Plainfield, Illinois*	6 **Renfro Corporation** *Clinton, South Carolina*
10 **Northrop Grumman Systems Corporation** *Beavercreek, Ohio*	11 **Centene Corporation** *Rancho Cordova, California*	12 **Comcast Cable Holdings** *Greenwood Village, Colorado*
16 **Avnet, Inc.** *Chandler, Arizona*	17 **Cigna Corporation** *Phoenix, Arizona*	18 **Nokia Networks** *Arlington Heights, Illinois*
22 **General Electric Company** *Atlanta, Georgia*	23 **Community Insurance Company** *Cincinnati, Ohio*	24 **Express Scripts** *Cincinnati, Ohio*
28 **CHRISTUS Health** *Irving, Texas*	29 **Roush Industries** *Detroit, Michigan*	30 **Molina Healthcare of Wisconsin, Inc.** *Milwaukee, Wisconsin*
34 **One Century Place** *Nashville, Tennessee*	35 **Honeywell Mobility & Scanning** *Lynnwood, Washington*	36 **Hyundai Capital USA/BlueLinx*** *Atlanta, Georgia*
40 **Waste Management of Arizona** *Phoenix, Arizona*	41 **BT Infonet** *El Segundo, California*	42 **Wyndham Worldwide Operations** *Parsippany, New Jersey*
46 **Tivo/SoftBank*** *San Carlos, California*	47 **The Vanguard Group, Inc.** *Charlotte, North Carolina*	48 **Parallon Business Performance Group** *Largo, Florida*
52 **Community Insurance Company** *Cincinnati, Ohio*	53 **Wells Fargo Bank** *Charlotte, North Carolina*	54 **General Electric Company** *West Chester, Ohio*
58 **CF Industries** *Deerfield, Illinois*	59 **Conifer Health Solutions/T-Mobile West Corp.*** *Frisco, Texas*	60 **Baker Hughes, a GE Company** *Houston, Texas*
64 **McCain Foods USA** *Lisle, Illinois*	65 **NEC Corporation** *Irving, Texas*	66 **Qwest Communications** *Dublin, Ohio*
70 **Mercedes Benz Financial Services** *Fort Worth, Texas*	71 **DynCorp** *Fort Worth, Texas*	72 **Samsonite** *Jacksonville, Florida*

* Represents a two-building property, with each building occupied by a single tenant.

Portfolio at a Glance[5]

(as of September 30, 2017)

Size of Portfolio:	**18.8 million square feet**
Leased:	**96.6%**
Remaining Average Lease Term:	**6.9 years**
Average Annual Rental Increase[6]:	**2.1%**
Current Average Debt Rate[7]:	**3.5%**

(5) Excludes the property information related to interests held in certain joint ventures.

(6) Average annual rent increase is based on the remaining term of the lease at acquisition date. Rental increase may differ based on the full lease term, which is from the original commencement date.

(7) Current period debt rate includes the effect of interest rate swaps and excludes the effect of debt premiums/discounts and deferred financing costs.

Tenant Business Diversity[8]



Capital Goods - 18.1%
Insurance - 11.3%
Media - 10.2%
Telecom Services - 10.0%
Healthcare Equipment & Services - 8.3%
Software & Services - 6.5%
Diversified Financials - 4.6%
Energy - 4.5%
Retailing - 4.2%
Customer Services - 3.7%
Consumer Durables & Apparel - 3.5%
Technology, Hardware & Equipment - 3.5%
Other - 11.6%[9]

(8) Classification is based on the 2016 Global Industry Classification Standard (GICS). As of September 30, 2017, no tenant accounted for more than 7% of total annualized net rental revenue. Excludes the property information related to interests held in certain joint ventures.

(9) Tenant industry groups classified in the Other category account for less than 3% of total annualized net rent for the 12-month period subsequent to September 30, 2017 on an individual basis.

GRIFFIN CAPITAL

ESSENTIAL ASSET REIT

www.griffincapital.com



Distributions Paid and Declared by Quarter[10]
(in thousands)
$35k
$30k
$25k
$20k
$15k
$10k
$5k
0
$30,375
$30,293
$30,055
$30,627
$30,636
Q3 2017
Q2 2017
Q1 2017
Q4 2016
Q3 2016

Distributions Paid[11]

(in thousands)

Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016
$30,393	$30,477	$29,986	$30,393	$30,604

Modified Funds From Operations (MFFO) Reconciliation

(in thousands)

Reconciliation of net income to Funds From Operations (FFO)	Q3 2017 Three Months Ended Sept. 30 2017	Q2 2017 Three Months Ended June 30, 2017	Q1 2017 Three Months Ended March 31, 2017	Q4 2016 Three Months Ended Dec. 31, 2016	Q3 2016 Three Months Ended Sept. 30, 2016
GAAP net income from 10Q/10K	$9,445	$9,160	$14,306	$457	$7,131
Adjustments:					
Depreciation of building and improvements	13,948	14,211	14,085	14,406	15,296
Amortization of leasing costs and intangibles	14,280	15,734	16,504	19,532	18,914
Impairment provision	—	—	5,675	—	—
Equity interest of depreciation of building and improvements - unconsolidated entities	620	619	618	618	618
Equity interest of amortization of intangible assets - unconsolidated entities	1,165	1,171	1,176	1,182	1,182
Gain from sale of depreciable operating property	—	(4,293)	—	—	—
Gain on acquisition of unconsolidated entity	—	—	—	—	—
FFO	**$39,458**	**$36,602**	**$52,364**	**$36,195**	**$43,141**
Distributions to non-controlling interests	(1,194)	(1,181)	(1,168)	(1,194)	(1,194)
FFO, adjusted for distributions to noncontrolling interests	**$38,264**	**$35,421**	**$51,196**	**$35,001**	**$41,947**
Reconciliation of FFO to MFFO					
Adjusted FFO	$38,264	$35,421	$51,196	$35,001	$41,947
Adjustments:					
Acquisition fees and expenses to non-affiliates (a)	—	—	—	—	7
Acquisition fees and expenses to affiliates (a)	—	—	—	—	—
Revenues in excess of cash received (b)	(3,443)	(2,481)	(2,584)	(2,887)	(2,941)
Amortization of above/(below) market rent (c)	589	316	405	1,068	646
Amortization of debt premium/(discount)	8	8	(438)	(1,096)	—
Amortization of ground leasehold interests (below market)	7	7	7	7	7
Revenues in excess of cash received (d)	—	—	(12,845)	(100)	(900)
Financed termination fee payments received	3,211	5,070	1,896	286	484
Equity interest of revenues in excess of cash received (straight-line rents) - unconsolidated entities (b)	(31)	(112)	(137)	(137)	(137)
Unrealized gain on derivatives	(11)	12	(17)	70	(21)
Equity interest of amortization of above/(below) market rent - unconsolidated entities	741	744	744	744	744
MFFO	**$39,335**	**$38,985**	**$38,227**	**$32,956**	**$39,836**

For more information, please refer to "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" section on pages 31-46 of our Form 10-Q for the quarter ended September 30, 2017.

FFO By Quarter

(see financial reconciliation tables above)



$70k
$50k
$40k
$30k
$20k
$10k
0
$38,264
$35,421
$51,196
$35,001
$41,947
Q3 2017
Q2 2017
Q1 2017
Q4 2016
Q3 2016

MFFO By Quarter

(see financial reconciliation tables above)



$70k
$50k
$40k
$30k
$20k
$10k
0
$39,335
$38,985
$38,227
$32,956
$39,836
Q3 2017
Q2 2017
Q1 2017
Q4 2016
Q3 2016

MFFO should not be used as a cover metric for distributions.

(10) As monthly distributions are paid in arrears, the distributions paid and declared totals include the portion of distributions which were not paid until the first month following quarter end, including distributions paid to common shareholders. We have paid, and may continue to pay, distributions from net cash flow from property operations, the net proceeds of our public offerings, from borrowings in anticipation of future cash flows or from other sources. We may be required to sell assets or issue new securities for cash in order to pay distributions. Any such action could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions. For the quarter ended September 30, 2017, cash distributions paid represented 59% of total distributions and shares issued pursuant to the distribution reinvestment plan represented 41% of total distributions for the quarter. The Board of Directors declared a distribution rate of $0.001901096 per day per share (distributions are declared quarterly and paid monthly). Future distribution declarations are at the sole discretion of the Board and are not guaranteed. A portion of our distributions may be funded from the proceeds of our offerings or from borrowings in anticipation of future cash flow, some or all of which may constitute a return of capital. During the years ended December 31, 2016, 2015, 2014, 2013, 2012 and 2011, we funded a portion of our total distributions (including reinvested distributions and distributions declared and not yet paid) using cash flow from operations and a portion using proceeds from our public offerings. Since our inception, cash distributions paid represented 52% of total distributions and shares issued pursuant to the distribution reinvestment plan represented 48% of total distributions.

(11) Represents distributions paid to common shareholders in cash and through shares issued pursuant to the distribution reinvestment plan.

Certain statements contained in this material, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date originally made. We cannot guarantee the accuracy of any such forward-looking statements contained in this material, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

MFFO Reconciliation Notes

(a) In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

(b) Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). This may result in income recognition that is different than the underlying contract terms. By adjusting for the change in deferred rent receivables, MFFO may provide useful supplemental information on the realized economic impact of the underlying lease, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

(c) Under GAAP, above and below market leases are assumed to change predictably in value over time. Similar to depreciation and amortization of other real estate related assets, which are excluded from FFO, so is the amortization of allocated above and below market lease value. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by adjusting this matrix for the amortization relating to above and below market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(d) Item is considered an isolated event not associated with our continuing operations.

Understanding Investment Risks

An investment in Griffin Capital Essential Asset REIT, Inc. is subject to risks, including the following:

- There is currently no public trading market for our shares and there may never be one; therefore, it will be difficult for our stockholders to sell their shares.
- We have paid, and may continue to pay, distributions from sources other than our cash flows from operations, including net proceeds from our public offerings or from borrowings in anticipation of future cash flows. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions.
- Our ability to operate profitably will depend upon the ability of our advisor to efficiently manage our day-to-day operations.
- There are substantial conflicts of interest among us and our sponsor, advisor and property manager.
- We have no employees and must depend on our advisor to select investments and conduct our operations, and there is no guarantee that employees of our advisor will devote adequate time or resources to us.
- We will pay substantial fees and expenses to our advisor and its affiliates, which will reduce cash available for investment and distribution.
- We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investments.
- We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.
- In determining net asset value per share, we relied and will rely upon a valuation of our portfolio of properties. Valuations and appraisals of our properties are estimates of fair value and may not necessarily correspond to realizable value upon the sale of such properties, therefore our net asset value per share may not reflect the amount that would be realized upon a sale of each of our properties.
- Adverse economic conditions may negatively affect our property values, returns and profitability.
- Many of our properties depend upon a single tenant for all or a majority of their rental income, and our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination.
- If we breach covenants under our certain secured mortgage loans and our unsecured credit facility with KeyBank National Association and a syndicate of other syndicate lenders, we could be held in default under such loans, which could accelerate our repayment dates and materially adversely affect the value of an investment in us.
- Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.
- Disruptions in the credit markets and real estate markets could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to our stockholders.
- Failure to continue to qualify as a Real Estate Investment Trust ("REIT") would adversely affect our operations and our ability to make distributions as we will incur tax liabilities.
- Our stockholders who reinvest their distributions in our common stock are still subject to a potential tax liability.
- Special considerations apply to employee benefit plans, IRAs, or other tax-favored benefit accounts investing in our shares.

Not a deposit	May lose value	No bank guarantee
Not insured by the FDIC, NCUA or any other government agency		